Exhibit 10.2

SENIOR CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

Aeolus Pharmaceuticals, Inc.

Senior Convertible Note

Issuance Date: August 1, 2008	Original Principal Amount: U.S. [ ]

FOR VALUE RECEIVED, Aeolus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [*] or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof due to conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration,  or otherwise (in each case in accordance with the terms hereof), and to pay interest (“Interest”) on any outstanding Principal at the rate of seven percent (7%) per annum (the “Interest Rate”), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below) or the Maturity Date, acceleration, conversion or otherwise (in each case in accordance with the terms hereof), in lawful money of the United States.  This Senior Convertible Note (including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Convertible Notes issued pursuant to Section 1 of the Securities Purchase Agreement (as defined below) (collectively, the “Notes” and such other Senior Convertible Notes, the “Other Notes”).  Certain capitalized terms used herein are defined in Section 26.

(1)           PAYMENTS OF PRINCIPAL.  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and accrued and unpaid Late Charges (as defined in Section 22 below), if any, on such

Principal and Interest.  The “Maturity Date” shall be January 31, 2011, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event that shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default, and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.  Other than as specifically permitted by this Note or as agreed to in writing by the Holder, the Company may not prepay any portion of the outstanding Principal amount of this Note prior to the Maturity Date.

(2)           INTEREST; INTEREST RATE.  Interest on the outstanding Principal amount of this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable semi-annually, in arrears, on  January 31 and July 31 of each year (each, an “Interest Date”), with the first Interest Date being  January 31, 2009.  Interest shall be payable on each Interest Date, to the record holder of this Note, as set forth in the Register (as defined in Section 3(c)(iii)) on each January 15 and July 15 immediately preceding the applicable Interest Date (each, a “Record Date”), in cash or shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the sole option of the Company; provided that to elect the option to pay Interest in shares of Common Stock, the Company will have to notify the Holder in writing of such election within three (3) Business Days after the applicable Record Date.  In the event the Company elects to pay Interest in shares of Common Stock, the number of shares of Common Stock to be issued shall equal the quotient (rounded down to the nearest whole share with cash paid for fractional shares) of (i) the amount of Interest then due and payable divided by (ii)  the Weighted Average Price for the Common Stock over the fifteen (15) consecutive Trading Day period ending on the fifth (5th) Trading Day immediately preceding the applicable Interest Date.  Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate.  From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to twelve percent (12%) (the “Default Rate”).  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through but not including the date of cure of such Event of Default.

(3)           CONVERSION OF NOTES.  This Note shall be convertible into shares of the Common Stock (as converted, the “Conversion Shares”) on the terms and conditions set forth in this Section 3.

(a)           Conversion Right.  Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common

Stock, the Company shall round such fraction of a share of Common Stock down to the nearest whole share.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Common Stock to any Person other than the converting Holder or with respect to any income tax due by the Holder with respect to such Common Stock.

(b)           Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)           “Conversion Amount” means the portion of the Principal to be converted or otherwise with respect to which this determination is being made, plus, in each case, accrued and unpaid Interest and Late Charges, if any, thereon to, but not including, the applicable Conversion Date.

(ii)           “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $0.35, subject to adjustment as provided herein.

(c)           Mechanics of Conversion.

(i)           Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by email or facsimile (or otherwise deliver), for receipt on or prior to 8:00 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by email or facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”).  On or before the fourth (4th) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 16(d)) representing the outstanding Principal not converted.  Provided the Holder complies with the terms for conversion set forth herein, the

Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time the Company actually receives the Conversion Notice and this Note on the Conversion Date.

(ii)           Company’s Failure to Timely Convert.   If within five (5) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice and the Note the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock in a good faith transaction with an unaffiliated third party (a “Good Faith Purchase”) to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder is actually entitled to receive from the Company (a “Buy-In”), then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, and after Holder provides the Company with written evidence of such Good Faith Purchase either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including documented brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price on the Conversion Date.

(iii)           Registration; Book-Entry.  The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”).  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary.  A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.  Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 16.  Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note.  The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv)           Disputes.  In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 21.

(d)           Limitations on Conversions.  Notwithstanding anything herein to the contrary, the Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s Affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided that such limitation shall not affect, limit or otherwise impair the Company's ability to satisfy any of its obligations under this Note by delivering Common Stock to the Holder.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-K, Form 10-Q or Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written request of the Holder, the Company shall within two (2) Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

(4)           RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i)           the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of twenty (20) Trading Days in any 365-day period;

(ii)           the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

(iii)           at any time following the twentieth (20th) consecutive Business Day that the Holder’s Authorized Share Allocation (as defined in Section 10(a) below) is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iv)           the Company’s failure to satisfy any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (after giving effect to any grace period therefore agreed to by the Holder in writing), except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days;

(v)           the Company or any of its Subsidiaries shall (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $100,000, individually or in the aggregate, due to any third party, other than payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, individually or in the aggregate, which breach or violation permits the other party thereto to accelerate amounts due thereunder.

(vi)           the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(viii)                      a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay, provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above;

(ix)           the Company breaches any material covenant or any material representation or warranty under this Note or the Securities Purchase Agreement, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days; provided, however, that the foregoing cure period shall not apply with respect to the breach or failure to comply with clause (a), (c), (d), (e) or (f) of Section 12 of this Note; or

(x)           any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)           Remedies upon an Event of Default.  Upon the occurrence of an Event of Default of the type specified in Section 4(a)(vi) or 4(a)(vii) above (each, a “Bankruptcy Event of Default”), this Note shall immediately become due and payable without notice, and the Company shall as promptly as practicable, but in any event within one (1) Business Day after the Company has written notice or actual knowledge of the occurrence of such Event of Default, deliver written notice thereof via facsimile or e-mail and overnight courier (an “Event of Default Notice”) to the Holder.  In connection with a Bankruptcy Event of Default, the Company shall pay to the Holder in cash the sum of (i) all outstanding Principal of this Note, plus (ii) accrued and unpaid Interest thereon, plus (iii) accrued and unpaid Late Charges, if any.  Upon the occurrence of any Event Default other than a Bankruptcy Event of Default, the Company shall within two (2) Business Days deliver an Event of Default Notice via facsimile or e-mail and overnight courier to the Holder.  At any time after the earlier of the Holder’s receipt of an Event of Default Notice for other than a Bankruptcy Event of Default and the Holder gives written notice to the Company of an Event of Default, the Holder, in its sole discretion, may by written notice to the Company declare this Note to be immediately due and payable (the “Acceleration Notice”).  Provided such an Event of Default has occurred, immediately following the Company’s receipt an Acceleration Notice, the Company shall pay to the Holder in cash the sum of (i) the product of all outstanding Principal multiplied by 115% (the “Default Premium”), plus (ii) accrued and unpaid Interest thereon, plus (iii) accrued and unpaid Late Charges, if any.  The parties hereto agree that in the event of the Company’s acceleration of the Principal of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any Default Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(5)           RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)           Assumption.  The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b)           Notice.  No sooner than twenty (20) days nor later than fifteen (15) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”).

(6)           RIGHTS UPON ISSUANCE OF CORPORATE EVENTS.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of this Note.

(7)           RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)           Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Other Events.  If any event occurs of the type contemplated by the provisions of Section 7(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, excluding Excluded Securities), then the Company’s board of directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price except as otherwise determined pursuant to this Note.

(c)           De Minimis Adjustments.  No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustment which by reason of this Section 7(c) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 7.  All calculations under this Section 7 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable, provided that the Company shall not be required to issue any fractional shares pursuant to this Note.  No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock.

(8)           UNSECURED OBLIGATION; NO SINKING FUND.  This Note and the Other Notes are unsecured obligations of the Company and no sinking fund or reserve has been established to pay the Principal of this Note or the principal amount of the Other Notes.

(9)           NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as it reasonably believes may be required to protect the rights of the Holder of this Note in accordance with the terms of this Note.

(10)           RESERVATION OF AUTHORIZED SHARES.

(a)           Reservation.  The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for the Notes equal to 105% of the Conversion Rate with respect to the Conversion Amount of each all such Notes as of the Issuance Date.  So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 105% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”).  The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder thereof at the Initial Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”).  In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)           Insufficient Authorized Shares.  If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders or otherwise obtain written consent from its stockholders without a meeting for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting or written consent, the Company shall provide each stockholder with a proxy statement or written information statement (which such proxy or information statement shall include all of the information specified in Schedule 14C in accordance with Rule 14c-2 promulgated under the Exchange Act), in each case as may be amended or restated from time to time, and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(11)           NOTE HOLDER NOT DEEMED A STOCKHOLDER .  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Note, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Note, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Conversion Shares which such Person is then entitled to receive upon the due conversion of this Note.  In addition, nothing contained in this Note shall be construed as imposing any liabilities on the Holder to purchase any securities (upon conversion of this Note or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(12)           COVENANTS.

(a)           Rank.                      This Note is an unsubordinated obligation of the Company and all payments due under this Note (A) shall rank pari passu with all Other Notes and the Convertible Promissory Note issued on February 8, 2007 by the Company to Elan Pharma International Limited, and (B) shall not be subordinated to any other Indebtedness of the Company.

(b)           Disclosure of Operating Results.  Commencing with the Fiscal Quarter ending June 30, 2008, the Company shall use commercially reasonable efforts to publicly disclose and disseminate its operating results (the “Operating Results”) (x) for each of the first three Fiscal Quarters of each fiscal year no later than the forty-fifth (45th) day after the end of such Fiscal Quarter and (y) for the fourth Fiscal Quarter of each fiscal year, no later than the ninetieth (90th) day after the end of such Fiscal Quarter, and shall file its Operating Results with SEC for the first three Fiscal Quarters of each fiscal year a part of a Quarterly Report on Form 10-Q or Form 10-QSB, as applicable, and for the fiscal year as  part of an Annual Report on Form 10-K or Form 10-KSB, as applicable (provided that such deadlines shall be subject to extension as permitted under the Exchange Act and the rules and regulations of the SEC promulgated thereunder).

(c)           Equity Issuances.  The Company shall not, and shall cause its subsidiaries not to, issue any Convertible Securities, Options, Common Stock, shares of preferred stock of the Company, shares of any class of capital stock of its subsidiaries, any securities, warrants, options, rights or other instruments exchangeable, exercisable or convertible for or into shares of any class of capital stock of any of the Company’s subsidiaries, or any other security or instrument representing an ownership interest in the Company or any of its subsidiaries, in each case other than Excluded Securities, without obtaining the prior written consent of the Required Holders.

(d)           Incurrence of Indebtedness.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness, in each case without obtaining the prior written consent of the Required Holders.

(e)           Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(f)           Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, (i) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness of the Company or any of its Subsidiaries, other than (x) this Note and the Other Notes, (y) the payment of interest and  late penalties on Permitted Indebtedness in accordance with the terms thereof and (z) the payment of principal on Permitted Indebtedness on or after the scheduled maturity date thereof, (ii) make any distributions or pay any dividends with respect to any equity security of or any other equity interest in the Company or any of its subsidiaries, provided that any subsidiary of the Company may make distributions or pay dividends to the Company, and provided further that the Company may repurchase equity of the Company issued to or held by employees, officers, directors and consultants of the Company upon termination of their employment or service with the Company, and (iii) make investments in any Person other than the Company or a Subsidiary of the Company, provided that any investment made by the Company in any of its Subsidiaries, other than a Wholly Owned Subsidiary, shall be evidenced by an unsubordinated promissory note issued by such Subsidiary to the Company for a principal amount not less than the amount of such investment or such Subsidiary receiving such investment shall execute and deliver a guaranty of this Note and the Other Notes in form and substance reasonably acceptable to the Holder and the holders of the Other Notes.

(13)           PARTICIPATION.  The Holder, as the holder of this Note, shall not be entitled to receive such dividends paid and distributions made to the holders of Common Stock with respect to any unconverted portion of the Principal of this Note.

(14)           VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes.  No consideration shall be offered or paid to any holder of Notes to amend or consent to a waiver or modification of the Notes unless the same consideration also is offered to all of the holders of Notes.  Notwithstanding the foregoing, without the prior written consent of the Holder, (i) the Maturity Date of this Note shall not be extended, (ii) the Interest Rate shall not be decreased, (iii) the right to receive any payment hereunder that is then due and owing shall not be reduced or waived, (iv) the Principal shall not be reduced other than in accordance with the terms hereof and (v) the Conversion Price shall not be increased other than in accordance with Section 6, 7(b) or 7(c) hereof.

(15)           TRANSFER.  This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(16)           REISSUANCE OF THIS NOTE.

(a)           Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 16(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 16(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)           Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 16(d)) representing the outstanding Principal.

(c)           Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 16(d) and in principal amounts of at least $250,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)           Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 16(a) or Section 16(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, if any, from the Issuance Date.

(17)           REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue any actual damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(18)           PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable financial advisory fees and attorneys’ fees and disbursements.

(19)           CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and all the initial holders of the Notes and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(20)           FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(21)           DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation within five (5) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile (a) the disputed determination of the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, conditioned or delayed, or (b) the disputed arithmetic calculation of the Conversion Rate to the

Company’s independent, outside accountant.  The Company, at the Company’s expense, shall use its best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10)  Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(22)           NOTICES; PAYMENTS.

(a)           Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to all holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information has been made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)           Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the initial holders of the Notes, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions, provided that the Holder shall be required to bear any related wire transfer fees.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.  Any amount of Principal or other amounts due under this Note which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the Default Rate from the date such amount was due until the same is paid in full (“Late Charge”).

(23)           CANCELLATION.  After all Principal, accrued Interest and any Late Charges owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be promptly surrendered to the Company by the Holder for cancellation and shall not be reissued.

(24)           WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(25)           GOVERNING LAW; JURISDICTION; SEVERABILITY; JURY TRIAL.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(26)           CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)           “Affiliate" means with respect to a specified Person, any other Person who or which is (a) directly or indirectly controlling, controlled by or under common control with the specified Person, or (b) any member, stockholder, director, officer, manager, or comparable principal of, or relative or spouse of, the specified Person. For purposes of this definition, “control”, “controlling”, and “controlled” mean the right to exercise, directly or indirectly, more than fifty percent of the voting power of the stockholders, members or owners and, with respect to any individual, partnership, trust or other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

(b)           “Approved Stock Plan” means any employee benefit plan which has been or hereafter is approved by the board of directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(c)           “Bloomberg” means Bloomberg Financial Markets.

(d)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)           “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of Common Stock, in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f)           “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(g)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(h)           “Eligible Market” means the OTC Bulletin Board, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(i)           “Excluded Securities” means any (I) Common Stock issued or issuable, directly or indirectly:  (i) in connection with any Approved Stock Plan or with respect to any shares of Common Stock reserved as employee shares (or for consultants, officers or directors of the Company and its Subsidiaries) as of the date immediately preceding the Subscription Date; (ii) upon conversion of this Note or any Other Note or the exercise of the Warrants; (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $10,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, and “equity lines”); (iv) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the exercise or conversion price of such Options or Convertible Securities are not reduced on or after the Subscription Date (except in connection with recapitalizations, reclassifications, stock dividends, stock splits and the like); (v) in connection with any merger, consolidation, acquisition, or similar business combination approved by the board of directors of the Company; (vi) pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the board of directors of the Company; (vii) to any Buyer pursuant to Section 4(m) of the Securities Purchase Agreement; (viii) in connection with the payment of interest, penalties, premiums or other liquidated damages on the Notes or under any registration rights agreement of the Company in effect prior to the Subscription Date (provided that such registration rights agreement was disclosed to the Buyers on or prior to the Subscription Date or an exhibit to a Current Report, Quarterly Report or Annual Report of the Company filed with the SEC at least two (2) Business Days prior to the Subscription Date); or (ix) upon conversion of any Series B nonredeemable convertible preferred stock, par value $0.01 per share, of the Company (“Series B Preferred”), outstanding as of the Subscription Date; (II) any Series B preferred issued or issuable upon conversion of the convertible promissory note originally issued on February 8, 2007 by the Company to Elan Pharma International Limited and any replacements thereof (the “Elan Note”) (provided, however, that the terms relating to the conversion of such note shall not be materially modified and the principal amount of such note, after deducting for amounts converted, repaid, redeemed or prepaid, shall not have been increased) (the “Elan Note Series B Preferred”); (III) any Common Stock issued or issuable upon conversion of any Elan Note Series B Preferred; (IV) any warrant issued or issuable pursuant to the terms of the Elan Note (an “Elan Warrant”); (V) any Series B Preferred issued or issuable upon exercise of any Elan Warrant (the “Elan Warrant Series B”), (VI) any Common Stock issued or issuable upon conversion of any Elan Warrant Series B and (VII) this Note, any Other Note and any Warrant.

(j)           “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year as of the date hereof that ends on September 30 of each year, or such other fiscal year-end date adopted by the Company.

(k)           “Fundamental Transaction” means any of the following transactions, in which the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, and the holders of the Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger hold or have the right to direct the voting of less than 50% of the Voting Stock or such voting securities of such other surviving Person immediately following such transaction, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) be the subject of a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person other than Goodnow Capital, L.L.C., Xmark Opportunity Partners, LLC or an Affiliate of either of the foregoing, whereby such other

Person acquires more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) be the subject of a change in ownership such that any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than Goodnow Capital, L.L.C., Xmark Opportunity Partners, LLC or an Affiliate of either of the foregoing, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(l)           “GAAP” means United States generally accepted accounting principles, consistently applied.

(m)           “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(n)           “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

(o)           “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p)           “Permitted Indebtedness” means (i) Indebtedness under this Note and the Other Notes, (ii) Indebtedness secured by Permitted Liens, (iii) Indebtedness existing on the Subscription Date, as set forth on Schedule 3(s) to the Securities Purchase Agreement and Indebtedness incurred thereon, and (iv) extensions, refinancings and renewals of any items in clauses (ii) and (iii) above (“Refinancing Debt”), provided that (x) the principal amount is not increased, (y) the terms of such Indebtedness are not more burdensome upon the Company or its Subsidiaries than the terms of the Indebtedness being extended, refinanced or renewed (the “Existing Debt”), including, without limitation, any increase in the interest rate, any acceleration of the amortization schedule or any decrease in the time to scheduled maturity, and (z) to the extent the Existing Debt was not guaranteed, issued or co-issued by one or more Subsidiaries of the Company or secured, that the related Refinancing Debt may not be guaranteed, issued or co-issued by any such Subsidiary of the Company  or secured.

(q)            “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, provided that the Lien is confined solely to the property so acquired and improvements thereon, (v) Liens existing on the Subscription Date, as set forth on Schedule 3(w) to the Securities Purchase Agreement, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i), (iv) and (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase and terms of such Indebtedness complies with the requirements for incurring “Refinancing Debt” as described in the definition of “Permitted Indebtedness” above, (vii) Liens securing the Company’s obligations under the Notes, (viii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s and its Subsidiaries’ businesses, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(viii), (x) Liens in favor of the Company, and (xi) Liens incurred in connection with acquiring inventory in the ordinary course of business.

(r)            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s)           “Principal Market” means the Eligible Market the Common Stock is then listed on.

(t)           “Required Holders” means the holders of Notes representing at least fifty and one-tenth percent (50.1%) of the aggregate principal amount of the Notes then outstanding.

(u)           “SEC” means the United States Securities and Exchange Commission.

(v)           “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the Subscription Date, by and among the Company and the investors listed on the Schedule of Buyers attached thereto, pursuant to which the Company issued the Notes and warrants to the initial holders, as may be amended or restated from time to time.

(w)           “Subscription Date” means August 1, 2008.

(x)           “Subsidiary” means each “Significant Subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act of 1933, as amended ) of the Company.

(y)           “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(z)           “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(aa)           “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(bb)           “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(cc)           “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets”.  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined in good faith by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 21.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(dd)           “Wholly Owned Subsidiary” means any Subsidiary of which all of the outstanding equity securities and other equity interests, and any options, warrants, rights or other securities convertible, exercisable or exchangeable into or for equity securities or other equity interests of such Subsidiary (collectively, “Equity Equivalents”), are owned beneficially and of record by the Company, other than an immaterial amount of equity securities, other equity interests or Equity Equivalents which may be held or owned by employees, consultants, officers or directors of such Subsidiary.

(27)           DISCLOSURE.  Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries on a consolidated basis, the Company shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that the Company believes that a notice it is delivering to the Holder contains material, nonpublic information, relating to the Company or its subsidiaries on a consolidated basis, the Company shall indicate such to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries on a consolidated basis.  With respect to any such notice the Company receives from the Holder, the Company shall indicate to the Holder in writing within one (1) Business Day after the Company’s receipt of such notice whether the Company believes such notice contains material, nonpublic information, relating to the Company or its subsidiaries on a consolidated basis, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries on a consolidated basis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

AEOLUS PHARMACEUTICALS, INC.

By:	/s/ Michael P. McManus

Name:	Michael P. McManus

Title:	Chief Financial Officer

Signature Page to 7% Senior Convertible Note due 2011

EXHIBIT I

AEOLUS PHARMACEUTICALS, INC.

CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by Aeolus Pharmaceuticals, Inc. (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.01 per share (the “Common Stock”) of the Company, as of the date specified below.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note.

Date of Conversion:
Aggregate Principal to be converted:
Please confirm the following information:
Conversion Amount:
Conversion Price:
Number of shares of Common Stock to be issued (which shall equal the Conversion Amount divided by the Conversion Price rounded down to the nearest whole share):
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number:
The Holder represents and warrants to the Company that the Holder, together with the Holder’s affiliates, will not beneficially own in excess of 9.99% of the shares of Common Stock of the Company outstanding immediately after giving effect to the exercise of the Note for the number of shares of Common Stock of the Company to be issued pursuant to this Conversion Notice.

Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer and Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated August 1, 2008 from the Company and acknowledged and agreed to by American Stock Transfer and Trust Company.

AEOLUS PHARMACEUTICALS, INC. By: ___________________ Name: ___________________ Title: ___________________